FOR IMMEDIATE RELEASE

Access Integrated Technologies, Inc. Announces Fiscal 2009 Second Quarter Results

- Revenue Growth, Operating Income and Adjusted EBITDA Margin Improvements Continue, Driven by Virtual Print Fees and Growth in Content Delivery Business -

MORRISTOWN, N.J. – November 6, 2008– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 12% increase in revenues, to $21.8 million for the fiscal 2009 second quarter ended September 30, 2008, versus the year-ago period.  The Company posted an Adjusted EBITDA1 (defined below) of $10.9 million or $0.40 per share, an improvement from both the fiscal 2008 second quarter of $6.9 million and the fiscal 2009 June quarter of $10.2 million.  Net loss of $6.3 million or $0.23 per share was also an improvement from the year-ago quarter of $9.3 million or $0.37 per share respectively.  The net loss includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, stock-based expenses and stock-based compensation aggregating $10.3 million or $0.37 per share.

Second Fiscal Quarter Highlights

•
Revenues for the second quarter increased by 12%, to $21.8 million from $19.5 million in the comparable year ago period.  This increase was driven largely by a 31% gain in the media services segment, including Virtual Print Fees (“VPFs”) and record levels of media delivery fees in our satellite unit offset by a 19% decrease in our content and entertainment segment.  Quarter-over-quarter, revenues increased by 6%, from $20.6 million mainly due to increases in VPF revenue and satellite delivery revenue.

•
Income From Operations in the September 2008 quarter improved to $1.5 million, from a loss of $1.3 million in the comparable year ago period and income of $0.7 million in the June 2008 quarter, resulting from increased revenues offset by increased direct operating expenses and reduced SG&A.  Year-over-year, the shift to income from operations was due primarily to higher revenues and decreased direct operating and SG&A expenses, partially offset by increased depreciation.

•	Gross Profit Margin (revenue less direct operating expenses) was more than 69% in this second quarter, a slight improvement over last fiscal year’s overall 67%.

•	Adjusted EBITDA[1] margins improved to 50% in the September 2008 quarter from 35% in the comparable year ago period, and from 49% in the June 2008 quarter.

Bud Mayo, Chief Executive Officer of AccessIT, stated, “Despite the challenged economy and no new digital cinema system installations, AccessIT’s revenues and EBITDA margins continue to improve.  We are clear about our business plan, and the strategies we will employ while the credit markets are dormant, including: signing up exhibitors to our Master License Agreements and proceeding with site preparation in their

 1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

(973) 290-0080                                                                                                 55 Madison Avenue, Morristown, NJ  07960

locations, signing more movie distributors to VPF agreements, and completing Supply Agreements with all major hardware vendors to ensure competitive pricing and continuous supply.  These efforts will enable AccessIT to move forward quickly as the interim financing we are seeking and the financing we anticipate upon the return of the credit markets begins to flow.”

CONFERENCE CALL NOTIFICATION
AccessIT will host a conference call to discuss its financial results at 10:30 a.m. EDT on Thursday, November 6, 2008.  The conference can be accessed by dialing 719.325.4817, at least five minutes before the start of the call.  No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com.  A replay of the call will be available after 1:30 p.m. eastern at 719.457.0820 or 888.203.1112, passcode 8375274.  The replay will be accessible through Thursday, November 13th.

Access Integrated Technologies, Inc. (AccessIT) is the global leader in providing integrated solutions for digital cinema.  The Company’s ground-breaking digital cinema networked services along with its Library Management Server® and Theatre Command Center® software have enabled theatres across the United States to play more than nine million digital showings of Hollywood features to date.  AccessIT's 24/7 satellite operations delivers feature movies, alternative content advertising, and pre-show entertainment through its UniqueScreen Media subsidiary,  including live 2-D and 3-D events through its CineLive® satellite network, expanding box office sales and developing new ways to attract incremental revenues. Through its alternative content distribution unit, The Bigger Picture, AccessIT offers channels of programming including Opera, Kidtoons, Faith Based, Concerts, Sports and Anime.  Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc.  For more information on AccessIT, visit www.accessitx.com. [AIXD-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects'', "anticipates'', "intends'', "plans'', “could”, “might”, "believes'', “seeks”, "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things.  These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.
# # #
Contact:

Suzanne Moore
AccessIT
973.290.0080
smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2008

Revenues	$19,466	$21,849

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	6,984	6,732
Selling, general and administrative	5,479	4,187
Provision for doubtful accounts	184	145
Research and development	100	93
Stock-based compensation	112	200
Depreciation of property and equipment	6,805	8,133
Amortization of intangible assets	1,069	901
Total operating expenses	20,733	20,391

(Loss) income from operations	(1,267)	1,458

Interest income	405	99
Interest expense	(7,083)	(6,990)
Debt refinancing expense	(1,122)	—
Other expense, net	(190)	(176)
Change in fair value of interest rate swap	—	(687)
Net loss	$(9,257)	$(6,296)

Net loss per Class A and B common share - Basic and diluted	$(0.37)	$(0.23)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	25,338,550	27,536,371

Access Integrated Technologies, Inc.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Three Months Ended
	September 30,
	2007	2008
Net loss	$(9,257)	$(6,296)
Add Back:
Amortization of software development	166	194
Depreciation of property and equipment	6,805	8,133
Amortization of intangible assets	1,069	901
Interest income	(405)	(99)
Interest expense	7,083	6,990
Debt refinancing expense	1,122	—
Other expense, net	190	176
Change in fair value of interest rate swap	—	687
Stock-based expenses	—	45
Stock-based compensation	112	200
Adjusted EBITDA (as defined)	$6,885	$10,931

ACCESS INTEGRATED TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Six Months Ended
	September 30,
	2007	2008

Revenues	$37,612	$42,419

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	13,190	12,529
Selling, general and administrative	11,037	9,020
Provision for doubtful accounts	370	173
Research and development	323	100
Stock-based compensation	199	358
Depreciation of property and equipment	12,930	16,268
Amortization of intangible assets	2,139	1,848
Total operating expenses	40,188	40,296

(Loss) income from operations	(2,576)	2,123

Interest income	726	223
Interest expense	(12,827)	(14,166)
Debt refinancing expense	(1,122)	—
Other expense, net	(301)	(326)
Change in fair value of interest rate swap	—	1,565
Net loss	$(16,100)	$(10,581)

Net loss per Class A and B common share - Basic and diluted	$(0.64)	$(0.39)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	25,050,081	27,202,593

Access Integrated Technologies, Inc.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)

	Six Months Ended
	September 30,
	2007	2008
Net loss	$(16,100)	$(10,581)
Add Back:
Amortization of software development	295	387
Depreciation of property and equipment	12,930	16,268
Amortization of intangible assets	2,139	1,848
Interest income	(726)	(223)
Interest expense	12,827	14,166
Debt refinancing expense	1,122	—
Other expense, net	301	326
Change in fair value of interest rate swap	—	(1,565)
Stock-based expenses	—	119
Stock-based compensation	199	358
Adjusted EBITDA (as defined)	$12,987	$21,103

ACCESS INTEGRATED TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	March 31, 2008	September 30, 2008
ASSETS		(Unaudited)
Current assets
Cash and cash equivalents	$29,655	$23,147
Accounts receivable, net	21,494	17,309
Unbilled revenue, current portion	6,393	5,263
Deferred costs	3,859	3,807
Prepaid and other current assets	1,316	2,851
Notes receivable, current portion	158	280
Total current assets	62,875	52,657

Property and equipment, net	269,031	254,265
Intangible assets, net	13,592	11,744
Capitalized software costs, net	2,777	2,898
Goodwill	14,549	14,549
Accounts receivable, net of current portion	299	299
Deferred costs, net of current portion	6,595	5,360
Notes receivable, net of current portion	1,220	1,037
Unbilled revenue, net of current portion	2,075	1,887
Security deposits	408	425
Restricted cash	255	255
Fair value of interest rate swap	—	1,565
Total assets	$373,676	$346,941

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,213	$11,335
Current portion of notes payable	16,998	24,320
Current portion of deferred revenue	6,204	5,797
Current portion of customer security deposits	333	354
Current portion of capital leases	89	123
Total current liabilities	48,837	41,929

Notes payable, net of current portion	250,689	238,609
Capital leases, net of current portion	5,814	5,819
Deferred revenue, net of current portion	283	283
Customer security deposits, net of current portion	46	34
Total liabilities	305,669	286,674

Commitments and contingencies

Stockholders' equity:
Class A common stock, $0.001 par value per share; 40,000,000 and 65,000,000 shares authorized at March 31, 2008 and September 30, 2008, respectively; 26,143,612 and 26,884,091 shares issued and 26,092,172 and 26,832,651 shares outstanding at March 31, 2008 and September 30, 2008, respectively	26	27
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 733,811 shares issued and outstanding at March 31, 2008 and September 30, 2008, respectively	1	1
Additional paid-in capital	168,844	171,684
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(100,692)	(111,273)
Total stockholders' equity	68,007	60,267
Total liabilities and stockholders’ equity	$373,676	$346,941